SYSCO REPORTS RECORD THIRD QUARTER OPERATING INCOME

HOUSTON, May 2, 2023 - Sysco Corporation (NYSE: SYY) (“Sysco” or the “company”) today announced financial results for its 13-week third fiscal quarter ended April 1, 2023.

Key financial results for the third quarter of fiscal year 2023 include:
•Sales increased 11.7% versus the same period in fiscal year 2022;
•U.S. Foodservice volume increased 6.1% versus the same period in fiscal year 2022;
•Gross profit increased 13.9% to $3.4 billion, as compared to the same period last year;
•Operating income increased 40.0% to $694.2 million, and adjusted1 operating income increased 27.8% to $735.5 million, in each case as compared to the same period last year; Sysco delivered the highest Q3 adjusted1 operating income on record, which was 18.6% higher than the prior peak;
•EBITDA increased 25.8% to $885.0 million, and adjusted EBITDA increased 19.0% to $899.7 million, in each case as compared to the same period last year2;
•EPS3 increased 42.4% to $0.84 and adjusted1 EPS increased 26.8% to $0.90, in each case as compared to the same period last year; and
•Net Debt to adjusted EBITDA4 of 2.8 times; returned over $359 million of capital to shareholders via $110 million of share repurchases and $249 million of dividends.

“Sysco delivered another quarter of double-digit top- and bottom-line growth, inclusive of volume and market share gains. Our supply chain network delivered meaningful, sequential efficiency gains with improvements in retention, productivity, and operating expense leverage. We advanced our Recipe for Growth strategy with progress made with our digital tools and sales and merchandising initiatives. We are driving meaningful returns through our customer focused work with Sysco Your Way and Sysco Perks. We delivered strong sales growth throughout the quarter, despite some industry softness beginning in March. In an evolving environment, Sysco is best positioned to weather the potential impacts, given our fully diversified business model. We expect our efficiency actions to accelerate, as we continue to invest to win for the long-term health of our business,” said Kevin Hourican, Sysco’s President and Chief Executive Officer.

“Our solid financial results for the third quarter included gross profit growth outpacing operating expense growth, which drove meaningful operating leverage and allowed us to deliver another record quarter of adjusted operating income. Additionally, our free cash flow more than doubled to $980 million year-to-date. We also continued our balanced approach to capital allocation, returning cash back to our shareholders with share repurchases and dividends,” said Kenny Cheung, Sysco’s Chief Financial Officer.
1 Adjusted financial results, including adjusted operating expense, adjusted operating income (loss), adjusted other expense (income), adjusted earnings per share (EPS) and adjusted EBITDA, are non-GAAP financial measures that exclude certain items, which primarily include acquisition-related costs, restructuring costs, transformational project costs, adjustments to our bad debt reserve specific to aged receivables existing prior to the COVID-19 pandemic and adjustments to a product return allowance related to COVID-related personal protection equipment inventory. Specific to adjusted EPS, this year’s Certain Items include a pension settlement charge that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer. Last year’s Certain Items include the impact of a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory, losses on the extinguishment of long-term debt and an increase in reserves for uncertain tax positions.
2 Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
3 Earnings per share (EPS) are shown on a diluted basis, unless otherwise specified.
4 Net debt to adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. Our net debt to adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of adjusted EBITDA.

Third Quarter Fiscal Year 2023 Results

Total Sysco

Sales for the third quarter were $18.9 billion, an increase of 11.7% compared to the same period last year.

Gross profit increased 13.9% to $3.4 billion, and gross margin increased 35 basis points to 18.2%, compared in each case to the same period last year. Product cost inflation was 4.9% at the total enterprise level, as measured by the estimated change in Sysco’s product costs, primarily in the dairy and frozen categories. The increase in gross profit for the third quarter was primarily driven by higher volumes, as well as continued progress with effective management of product cost inflation and our partnership growth management initiatives.

Operating expenses increased $219.5 million, or 8.7%, compared to the same period last year, driven by increased volumes, cost inflation, operational pressures from the operating environment and our planned investments to drive our transformation initiatives. Adjusted operating expenses increased $228.3 million, or 9.3%, compared to the same period last year.

Operating income was $694.2 million, an increase of $198.4 million, or 40.0%, compared to the same period last year. Adjusted operating income was $735.5 million, an increase of $160.1 million compared to the same period last year.

Other expense (income), net was $5.2 million. Adjusted other expense (income), net was $4.8 million, an increase of $18.5 million, compared to the same period last year, primarily due to increased pension expenses.

U.S. Foodservice Operations

The U.S. Foodservice Operations segment generated strong volume and sales growth, continued share gains and improved profitability.

Sales for the third quarter were $13.3 billion, an increase of 10.4% compared to the same period last year. Local case volume within U.S. Foodservice grew 4.2% for the third quarter, while total case volume within U.S. Foodservice grew 6.1%, in each case as compared to the same period last year.

Gross profit increased 12.2% to $2.5 billion, and gross margin increased 29 basis points to 19.2%, compared in each case to the same period last year.

Operating expenses increased $166.5 million, or 10.9%, compared to the same period last year. Adjusted operating expenses increased $157.7 million, or 10.4%, compared to the same period last year.

Operating income increased 14.6% to $855.8 million, an increase of $109.3 million compared to the same period last year. Adjusted operating income increased 15.8% to $867.5 million, an increase of $118.1 million compared to the same period last year.

International Foodservice Operations

The International Foodservice Operations segment again delivered positive results, with strong sales and significant profit growth.

Sales for the third quarter were $3.3 billion, an increase of 18.0% compared to the same period last year. On a constant currency basis5, sales for the third quarter were $3.6 billion, an increase of 25.3% com
5 Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. These adjusted measures are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

pared to the same period last year. Foreign exchange rates decreased both International Foodservice Operations sales by 7.3% and total Sysco sales by 1.2% during the quarter.

Gross profit increased 12.7% to $642.8 million, and gross margin decreased 90 basis points to 19.2%, compared in each case to the same period last year. On a constant currency basis5, gross profit increased 19.8% to $683.0 million. Foreign exchange rates decreased both International Foodservice Operations gross profit by 7.1% and total Sysco gross profit by 1.3% during the quarter.

Operating expenses increased $31.9 million, or 5.7%, compared to the same period last year. Adjusted operating expenses increased $40.1 million, or 7.5%, compared to the same period last year. On a constant currency basis5, adjusted operating expenses increased $77.2 million, or 14.4%, compared to the same period last year. Foreign exchange rates decreased both International Foodservice Operations operating expenses by 6.9% and total Sysco operating expenses by 1.6% during the quarter.

Operating income was $48.4 million, an improvement of $40.6 million compared to the same period last year. Adjusted operating income increased $32.4 million compared to the same period last year. On a constant currency basis5, adjusted operating income was $70.2 million, an increase of $35.6 million compared to the same period last year. Foreign exchange rates decreased both International Foodservice Operations operating income by $3.2 million and total Sysco operating income by $0.2 million during the quarter.

Balance Sheet, Cash Flow and Capital Spending

As of the end of the quarter, the company had a cash balance of $757.9 million.

During the first 39 weeks of fiscal 2023, Sysco returned $1.1 billion to shareholders via $377.8 million of share repurchases and $747.4 million of dividends.

Cash flow from operations was $1.4 billion for the first 39 weeks of fiscal 2023, which was an increase of $679.9 million over the prior year period.

Capital expenditures, net of proceeds from sales of plant and equipment, for the first 39 weeks of fiscal 2023 were $446.1 million.

Free cash flow6 for the first 39 weeks of fiscal 2023 was $979.6 million, which was an increase of $545.4 million over the prior year period, driven by positive change in working capital.
6 Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations for all non-GAAP financial measures are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s third quarter fiscal 2023 financial results on Tuesday, May 2, 2023, at 10:00 a.m. Eastern Daylight Time. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:
	13-Week Period Ended		39-Week Period Ended

Financial Comparison:	April 1, 2023	Change	April 1, 2023	Change
GAAP:
Sales	$18.9 billion	11.7%	$56.6 billion	13.9%
Gross profit	$3.4 billion	13.9%	$10.3 billion	15.7%
Gross Margin	18.2%	35 bps	18.1%	28 bps
Operating expenses	$2.7 billion	8.7%	$8.2 billion	12.3%
Operating Income	$694.2 million	40.0%	$2.1 billion	31.6%
Operating Margin	3.7%	75 bps	3.7%	50 bps
Net Earnings	$429.6 million	41.6%	$1.0 billion	22.1%
Diluted Earnings Per Share	$0.84	42.4%	$2.03	23.0%

Non-GAAP (1):
Gross profit	$3.4 billion	12.8%	$10.3 billion	15.3%
Gross Margin	18.2%	18 bps	18.1%	21 bps
Operating Expenses	$2.7 billion	9.3%	$8.1 billion	13.0%
Operating Income	$735.5 million	27.8%	$2.2 billion	24.6%
Operating Margin	3.9%	50 bps	3.9%	33 bps
EBITDA	$885.0 million	25.8%	$2.3 billion	5.6%
Adjusted EBITDA	$899.7 million	19.0%	$2.6 billion	16.2%
Net Earnings	$460.5 million	26.9%	$1.4 billion	25.5%
Diluted Earnings Per Share (2)	$0.90	26.8%	$2.67	26.5%

Case Growth:
U.S. Foodservice	6.1%		6.2%
Local	4.2%		4.4%

Sysco Brand Sales as a % of Cases:
U.S. Broadline	36.6%	29 bps	36.9%	46 bps
Local	46.0%	101 bps	46.2%	130 bps
Note:
(1) Reconciliations of all non-GAAP financial measures to the nearest respective GAAP financial measures are included at the end of this release.
(2) Individual components in the table above may not sum to the totals due to the rounding.
NM represents that the percentage change is not meaningful.

Forward-Looking Statements
Statements made in this press release or in our earnings call for the third quarter of fiscal year 2023 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include statements concerning: the effect, impact, potential duration or other implications of the COVID-19 pandemic and any expectations we may have with respect thereto; our expectations regarding future improvements in productivity; our belief that improvements in our organizational capabilities will deliver compelling outcomes in future periods; our expectations regarding improvements in international volume; our expectations that our transformational agenda will drive long-term growth; our expectations regarding the continuation of an inflationary environment; our expectations regarding improvements in the efficiency of our supply chain; our expectations regarding the impact of our Recipe for Growth strategy and the pace of progress in implementing the initiatives under that strategy; our expectations regarding Sysco’s ability to outperform the market in future periods; our expectations that our strategic priorities will enable us to grow faster than the market; our expectations regarding our efforts to reduce overtime rates and the incremental investments in hiring; our expectations regarding the expansion of our driver academy and our belief that the academy will enable us to provide upward career path mobility for our warehouse colleagues and improve colleague retention; our expectations regarding the benefits of the six-day delivery and last mile distribution models; our plans to improve the capabilities of our sales team; our expectations regarding the impact of our growth initiatives and their ability to enable Sysco to consistently outperform the market; our expectations regarding the impact of the Concord Foods acquisition on our business; our expectations regarding our ability to grow faster than the total market in fiscal 2023 and to exceed our growth target by the end of fiscal 2024; our ability to deliver against our strategic priorities; economic trends in the United States and abroad; our belief that there is further opportunity for profit in the future; our future growth, including growth in sales and earnings per share; our expectations regarding profits and sales in fiscal 2023; the pace of implementation of our business transformation initiatives; our expectations regarding our balanced approach to capital allocation and rewarding our shareholders; our plans to improve colleague retention, training and productivity; our belief that our Recipe for Growth transformation is creating capabilities that will help us profitably grow for the long term; our expectations regarding our long-term financial outlook; our expectations of the effects labor harmony will have on sales and case volume, as well as mitigation expenses; our expectations for customer acquisition in the local/street space; our expectations regarding the effectiveness of our Global Support Center expense control measures; our expectations regarding the growth and resilience of our food away from home market; and our expectations regarding additional improvements from snap-back costs and productivity expenses during the fiscal third quarter.

It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of Sysco’s control. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see our Annual Report on Form 10-K for the year ended July 2, 2022, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. With more than 71,000 colleagues, the company operates 333 distribution facilities worldwide and serves approximately 700,000 customer locations. For fiscal year 2022 that ended July 2, 2022, the company generated sales of more than $68 billion. Information about our Sustainability program, including Sysco’s 2022 Sustainability Report and 2022 Diversity, Equity & Inclusion Report, can be found at www.sysco.com.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoFoods. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. In addition, investors should continue to review our news releases and filings with the SEC. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED RESULTS OF OPERATIONS (Unaudited) (In Thousands, Except for Share and Per Share Data)
	Quarter Ended		Year Ended
	Apr. 1, 2023	Apr. 2, 2022	Apr. 1, 2023	Apr. 2, 2022

Sales	$18,875,676	$16,902,139	$56,596,459	$49,678,888
Cost of sales	15,444,316	13,888,745	46,326,628	40,802,636
Gross profit	3,431,360	3,013,394	10,269,831	8,876,252
Operating expenses	2,737,183	2,517,665	8,200,679	7,303,932
Operating income	694,177	495,729	2,069,152	1,572,320
Interest expense	134,931	124,018	391,123	495,131
Other expense (income), net (1)	5,209	(13,777)	350,614	(27,705)
Earnings before income taxes	554,037	385,488	1,327,415	1,104,894
Income taxes	124,433	82,163	291,027	256,115
Net earnings	$429,604	$303,325	$1,036,388	$848,779

Net earnings:
Basic earnings per share	$0.85	$0.60	$2.04	$1.66
Diluted earnings per share	0.84	0.59	2.03	1.65

Average shares outstanding	507,716,975	508,368,159	507,635,083	510,642,876
Diluted shares outstanding	509,842,400	512,238,523	510,123,782	514,198,780

(1)	Sysco’s second quarter of fiscal 2023 included a charge for $315.4 million in other expense related to pension settlement charges.

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED BALANCE SHEETS (Unaudited) (In Thousands, Except for Share Data)
	Apr. 1, 2023	Jul. 2, 2022
ASSETS
Current assets
Cash and cash equivalents	$757,867	$867,086
Accounts receivable, less allowances of $81,190 and $70,790	5,227,387	4,838,912
Inventories	4,620,614	4,437,498
Prepaid expenses and other current assets	292,726	303,789
Income tax receivable	—	35,934
Total current assets	10,898,594	10,483,219
Plant and equipment at cost, less accumulated depreciation	4,649,356	4,456,420
Other long-term assets
Goodwill	4,613,805	4,542,315
Intangibles, less amortization	886,629	952,683
Deferred income taxes	435,800	377,604
Operating lease right-of-use assets, net	708,763	723,297
Other assets	509,086	550,150
Total other long-term assets	7,154,083	7,146,049
Total assets	$22,702,033	$22,085,688

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,902,249	$5,752,958
Accrued expenses	2,136,322	2,270,753
Accrued income taxes	123,892	40,042
Current operating lease liabilities	94,799	105,690
Current maturities of long-term debt	723,473	580,611
Total current liabilities	8,980,735	8,750,054
Long-term liabilities
Long-term debt	10,258,345	10,066,931
Deferred income taxes	212,407	250,171
Long-term operating lease liabilities	633,224	636,417
Other long-term liabilities	1,009,016	967,907
Total long-term liabilities	12,112,992	11,921,426
Commitments and contingencies
Noncontrolling interest	33,004	31,948
Shareholders’ equity
Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765,175	765,175
Paid-in capital	1,785,075	1,766,305
Retained earnings	10,829,909	10,539,722
Accumulated other comprehensive loss	(1,280,885)	(1,482,054)
Treasury stock at cost, 258,761,015 and 256,531,543 shares	(10,523,972)	(10,206,888)
Total shareholders’ equity	1,575,302	1,382,260
Total liabilities and shareholders’ equity	$22,702,033	$22,085,688

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED CASH FLOWS (Unaudited) (In Thousands)
	Year Ended
	Apr. 1, 2023	Apr. 2, 2022
Cash flows from operating activities:
Net earnings	$1,036,388	$848,779
Adjustments to reconcile net earnings to cash provided by operating activities:
Pension settlement charge	315,354	—
Share-based compensation expense	73,765	90,667
Depreciation and amortization	574,945	571,607
Operating lease asset amortization	83,959	82,415
Amortization of debt issuance and other debt-related costs	15,019	16,160
Deferred income taxes	(163,044)	(110,058)
Provision for losses on receivables	21,899	572
Loss on extinguishment of debt	—	115,603
Other non-cash items	2,787	(8,945)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Increase in receivables	(405,372)	(908,127)
Increase in inventories	(172,117)	(644,799)
Increase in prepaid expenses and other current assets	(6,242)	(25,391)
Increase in accounts payable	88,995	764,263
(Decrease) increase in accrued expenses	(55,162)	131,376
Decrease in operating lease liabilities	(100,847)	(99,343)
Increase (decrease) in accrued income taxes	119,784	(42,013)
Decrease (increase) in other assets	23,843	(6,595)
Decrease in other long-term liabilities	(28,172)	(30,300)
Net cash provided by operating activities	1,425,782	745,871
Cash flows from investing activities:
Additions to plant and equipment	(474,456)	(327,535)
Proceeds from sales of plant and equipment	28,313	15,946
Acquisition of businesses, net of cash acquired	(37,384)	(1,281,835)
Purchase of marketable securities	(15,078)	(19,318)
Proceeds from sales of marketable securities	11,641	16,648
Other investing activities (1)	5,610	12,773
Net cash used for investing activities	(481,354)	(1,583,321)
Cash flows from financing activities:
Other debt borrowings including senior notes	174,262	1,251,484
Other debt repayments including senior notes	(81,345)	(38,370)
Redemption premiums and repayments for senior notes	—	(1,395,668)
Debt issuance costs	—	(15,547)
Cash received from termination of interest rate swap agreements	—	23,127
Proceeds from stock option exercises	67,115	89,185
Stock repurchases	(377,800)	(415,824)
Dividends paid	(747,378)	(719,865)
Other financing activities (2)	(57,906)	(19,456)
Net cash used for financing activities	(1,023,052)	(1,240,934)
Effect of exchange rates on cash, cash equivalents and restricted cash	1,713	(13,623)
Net decrease in cash and cash equivalents (3)	(76,911)	(2,092,007)
Cash, cash equivalents and restricted cash at beginning of period	931,376	3,037,100
Cash, cash equivalents and restricted cash at end of period (3)	$854,465	$945,093
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$343,402	$456,996
Income taxes, net of refunds	306,174	395,065

(1)	Change primarily includes proceeds from the settlement of corporate-owned life insurance policies.
(2)	Change includes cash paid for shares withheld to cover taxes, settlement of interest rate hedges and other financing activities.
(3)	Change includes restricted cash included within other assets in the Consolidated Balance Sheet.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items

Our discussion of our results includes certain non-GAAP financial measures, such as EBITDA and adjusted EBITDA, which we believe provide important perspective with respect to underlying business trends. Other than free cash flow and EBITDA, any non-GAAP financial measures will be denoted as adjusted measures to remove the impact of: (1) restructuring and transformational project costs consisting of: (a) restructuring charges, (b) expenses associated with our various transformation initiatives and (c) facility closure and severance charges; (2) acquisition-related costs consisting of: (a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions; and (3) the reduction of bad debt expense previously recognized in fiscal 2020 due to the impact of the COVID-19 pandemic on the collectability of our pre-pandemic trade receivable balances. Our results for fiscal 2023 were also impacted by adjustments to a product return allowance related to COVID-related personal protection equipment inventory and a pension settlement charge that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer. Our results for fiscal 2022 were also impacted by a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory, losses on the extinguishment of long-term debt and an increase in reserves for uncertain tax positions.

The results of our operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

Management believes that adjusting its operating expenses, operating income, net earnings and diluted earnings per share to remove these Certain Items and presenting its results on a constant currency basis, provides an important perspective with respect to our underlying business trends and results and provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due-diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal 2023 and fiscal 2022.

Set forth below is a reconciliation of sales, operating expenses, operating income, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not add up to the total presented due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Thousands, Except for Share and Per Share Data)
	13-Week Period Ended Apr. 1, 2023	13-Week Period Ended Apr. 2, 2022	Change in Dollars	% Change
Sales (GAAP)	$18,875,676	$16,902,139	$1,973,537	11.7%
Impact of currency fluctuations (1)	211,164	—	211,164	1.2
Comparable sales using a constant currency basis (Non-GAAP)	$19,086,840	$16,902,139	$2,184,701	12.9%

Cost of sales (GAAP)	$15,444,316	$13,888,745	$1,555,571	11.2%
Impact of inventory valuation adjustment (2)	—	(29,550)	29,550	0.2
Cost of sales adjusted for Certain Items (Non-GAAP)	$15,444,316	$13,859,195	$1,585,121	11.4%

Gross profit (GAAP)	$3,431,360	$3,013,394	$417,966	13.9%
Impact of inventory valuation adjustment (2)	—	29,550	(29,550)	(1.1)
Comparable gross profit adjusted for Certain Items (Non-GAAP)	3,431,360	3,042,944	388,416	12.8
Impact of currency fluctuations (1)	41,794	—	41,794	1.3
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$3,473,154	$3,042,944	$430,210	14.1%

Gross margin (GAAP)	18.18%	17.83%		35 bps
Impact of inventory valuation adjustment (2)	—	0.17		-17 bps
Comparable gross margin adjusted for Certain Items (Non-GAAP)	18.18	18.00		18 bps
Impact of currency fluctuations (1)	0.02	—		2 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.20%	18.00%		20 bps

Operating expenses (GAAP)	$2,737,183	$2,517,665	$219,518	8.7%
Impact of restructuring and transformational project costs (3)	(12,255)	(19,171)	6,916	36.1
Impact of acquisition-related costs (4)	(29,004)	(36,699)	7,695	21.0
Impact of bad debt reserve adjustments (5)	(90)	5,717	(5,807)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	2,695,834	2,467,512	228,322	9.3
Impact of currency fluctuations (1)	41,607	—	41,607	1.6
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,737,441	$2,467,512	$269,929	10.9%

Operating expense as a percentage of sales (GAAP)	14.50%	14.90%		-40 bps
Impact of certain item adjustments	(0.22)	(0.30)		8 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.28%	14.60%		-32 bps

Operating income (GAAP)	$694,177	$495,729	$198,448	40.0%
Impact of inventory valuation adjustment (2)	—	29,550	(29,550)	NM
Impact of restructuring and transformational project costs (3)	12,255	19,171	(6,916)	(36.1)
Impact of acquisition-related costs (4)	29,004	36,699	(7,695)	(21.0)
Impact of bad debt reserve adjustments (5)	90	(5,717)	5,807	NM
Operating income adjusted for Certain Items (Non-GAAP)	735,526	575,432	160,094	27.8
Impact of currency fluctuations (1)	187	—	187	0.1
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$735,713	$575,432	$160,281	27.9%

Operating margin (GAAP)	3.68%	2.93%		75 bps
Operating margin adjusted for Certain Items (Non-GAAP)	3.90%	3.40%		50 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	3.85%	3.40%		45 bps

Other expense (income) (GAAP)	$5,209	$(13,777)	$18,986	NM
Impact of other non-routine gains and losses	(448)	—	(448)	NM
Other expense (income) adjusted for Certain Items (Non-GAAP)	$4,761	$(13,777)	$18,538	NM

Net earnings (GAAP)	$429,604	$303,325	$126,279	41.6%
Impact of inventory valuation adjustment (2)	—	29,550	(29,550)	NM
Impact of restructuring and transformational project costs (3)	12,255	19,171	(6,916)	(36.1)
Impact of acquisition-related costs (4)	29,004	36,699	(7,695)	(21.0)
Impact of bad debt reserve adjustments (5)	90	(5,717)	5,807	NM
Impact of other non-routine gains and losses	448	—	448	NM
Tax impact of inventory valuation adjustment (6)	—	(7,449)	7,449	NM
Tax impact of restructuring and transformational project costs (6)	(3,190)	(5,579)	2,389	42.8
Tax impact of acquisition-related costs (6)	(7,550)	(8,537)	987	11.6
Tax impact of bad debt reserves adjustments (6)	(23)	1,445	(1,468)	NM
Tax impact of other non-routine gains and losses (6)	(117)	—	(117)	NM
Net earnings adjusted for Certain Items (Non-GAAP)	$460,521	$362,908	$97,613	26.9%

Diluted earnings per share (GAAP)	$0.84	$0.59	$0.25	42.4%
Impact of inventory valuation adjustment (2)	—	0.06	(0.06)	NM
Impact of restructuring and transformational project costs (3)	0.02	0.04	(0.02)	(50.0)
Impact of acquisition-related costs (4)	0.06	0.07	(0.01)	(14.3)
Impact of bad debt reserve adjustments (5)	—	(0.01)	0.01	NM
Tax impact of inventory valuation adjustment (6)	—	(0.01)	0.01	NM
Tax impact of restructuring and transformational project costs (6)	(0.01)	(0.01)	—	—
Tax impact of acquisition-related costs (6)	(0.01)	(0.02)	0.01	50.0
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (7)	$0.90	$0.71	$0.19	26.8%

Diluted shares outstanding	509,842,400	512,238,523

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2022 represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(3)	Fiscal 2023 includes $2 million related to restructuring, severance, and facility closure charges and $10 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2022 includes $7 million related to restructuring, severance, and facility closure charges and $12 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(4)	Fiscal 2023 includes $27 million of intangible amortization expense and $2 million in acquisition and due diligence costs. Fiscal 2022 includes $27 million of intangible amortization expense and $10 million in acquisition and due diligence costs.
(5)	Fiscal 2023 and fiscal 2022 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(6)
The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(7)	Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Thousands)
	13-Week Period Ended Apr. 1, 2023	13-Week Period Ended Mar. 30, 2019	Change in Dollars	% Change
Sales (GAAP)	$18,875,676	$14,658,074	$4,217,602	28.8%
Cost of sales (GAAP)	15,444,316	11,903,776	3,540,540	29.7%
Gross profit (GAAP)	3,431,360	2,754,298	677,062	24.6%
Gross margin (GAAP)	18.18%	18.79%		-61 bps

Operating expenses (GAAP)	$2,737,183	$2,224,713	$512,470	23.0%
Impact of restructuring and transformational project costs (1)	(12,255)	(72,207)	59,952	83.0
Impact of acquisition-related costs (2)	(29,004)	(18,398)	(10,606)	(57.6)
Impact of bad debt reserve adjustments (3)	(90)	—	(90)	NM
Comparable operating expenses adjusted for Certain Items (Non-GAAP)	$2,695,834	$2,134,108	$561,726	26.3%

Operating income (GAAP)	$694,177	$529,585	$164,592	31.1%
Impact of restructuring and transformational project costs (1)	12,255	72,207	(59,952)	(83.0)
Impact of acquisition-related costs (2)	29,004	18,398	10,606	57.6
Impact of bad debt reserve adjustments (3)	90	—	90	NM
Operating income adjusted for Certain Items (Non-GAAP)	$735,526	$620,190	$115,336	18.6%

(1)	Fiscal 2023 includes $2 million related to restructuring, severance, and facility closure charges and $10 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2019 includes $35 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy and $37 million related to restructuring, facility closure and severance charges.
(2)	Fiscal 2023 includes $27 million of intangible amortization expense and $2 million in acquisition and due diligence costs. Fiscal 2019 includes $18 million related to intangible amortization expense from the Brakes Acquisition, which is included in the results of Brakes.
(3)	Fiscal 2023 represents the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Thousands, Except for Share and Per Share Data)
	39-Week Period Ended Apr. 1, 2023	39-Week Period Ended Apr. 2, 2022	Change in Dollars	% Change
Sales (GAAP)	$56,596,459	$49,678,888	$6,917,571	13.9%
Impact of currency fluctuations (1)	862,752	—	862,752	1.8
Comparable sales using a constant currency basis (Non-GAAP)	$57,459,211	$49,678,888	$7,780,323	15.7%

Cost of sales (GAAP)	$46,326,628	$40,802,636	$5,523,992	13.5%
Impact of inventory valuation adjustment (2)	2,571	(29,550)	32,121	0.1
Cost of sales adjusted for Certain Items (Non-GAAP)	$46,329,199	$40,773,086	$5,556,113	13.6%

Gross profit (GAAP)	$10,269,831	$8,876,252	$1,393,579	15.7%
Impact of inventory valuation adjustment (2)	(2,571)	29,550	(32,121)	(0.4)
Comparable gross profit adjusted for Certain Items (Non-GAAP)	10,267,260	8,905,802	1,361,458	15.3
Impact of currency fluctuations (1)	182,727	—	182,727	2.0
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$10,449,987	$8,905,802	$1,544,185	17.3%

Gross margin (GAAP)	18.15%	17.87%		28 bps
Impact of inventory valuation adjustment (2)	(0.01)	0.06		-7 bps
Comparable gross margin adjusted for Certain Items (Non-GAAP)	18.14	17.93		21 bps
Impact of currency fluctuations (1)	0.05	—		5 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.19%	17.93%		26 bps

Operating expenses (GAAP)	$8,200,679	$7,303,932	$896,747	12.3%
Impact of restructuring and transformational project costs (3)	(38,288)	(70,058)	31,770	45.3
Impact of acquisition-related costs (4)	(87,419)	(103,449)	16,030	15.5
Impact of bad debt reserve adjustments (5)	4,425	19,216	(14,791)	(77.0)
Operating expenses adjusted for Certain Items (Non-GAAP)	8,079,397	7,149,641	929,756	13.0
Impact of currency fluctuations (1)	179,277	—	179,277	2.5
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$8,258,674	$7,149,641	$1,109,033	15.5%

Operating expense as a percentage of sales (GAAP)	14.49%	14.70%		-21 bps
Impact of certain item adjustments	(0.21)	(0.31)		10 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.28%	14.39%		-11 bps

Operating income (GAAP)	$2,069,152	$1,572,320	$496,832	31.6%
Impact of inventory valuation adjustment (2)	(2,571)	29,550	(32,121)	NM
Impact of restructuring and transformational project costs (3)	38,288	70,058	(31,770)	(45.3)
Impact of acquisition-related costs (4)	87,419	103,449	(16,030)	(15.5)
Impact of bad debt reserve adjustments (5)	(4,425)	(19,216)	14,791	77.0
Operating income adjusted for Certain Items (Non-GAAP)	2,187,863	1,756,161	431,702	24.6
Impact of currency fluctuations (1)	3,449	—	3,449	0.2
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,191,312	$1,756,161	$435,151	24.8%

Operating margin (GAAP)	3.66%	3.16%		50 bps
Operating margin adjusted for Certain Items (Non-GAAP)	3.87%	3.54%		33 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	3.81%	3.54%		27 bps

Interest expense (GAAP)	$391,123	$495,131	$(104,008)	(21.0)%
Impact of loss on extinguishment of debt	—	(115,603)	115,603	NM
Interest expense adjusted for Certain Items (Non-GAAP)	$391,123	$379,528	$11,595	3.1%

Other expense (income) (GAAP)	$350,614	$(27,705)	$378,319	NM
Impact of other non-routine gains and losses (6)	(315,326)	—	(315,326)	NM
Other expense (income) adjusted for Certain Items (Non-GAAP)	$35,288	$(27,705)	$62,993	NM

Net earnings (GAAP)	$1,036,388	$848,779	$187,609	22.1%
Impact of inventory valuation adjustment (2)	(2,571)	29,550	(32,121)	NM
Impact of restructuring and transformational project costs (3)	38,288	70,058	(31,770)	(45.3)
Impact of acquisition-related costs (4)	87,419	103,449	(16,030)	(15.5)
Impact of bad debt reserve adjustments (5)	(4,425)	(19,216)	14,791	77.0
Impact of loss on extinguishment of debt	—	115,603	(115,603)	NM
Impact of other non-routine gains and losses (6)	315,326	—	315,326	NM
Tax impact of inventory valuation adjustment (7)	648	(7,449)	8,097	NM
Tax impact of restructuring and transformational project costs (7)	(9,649)	(17,661)	8,012	45.4
Tax impact of acquisition-related costs (7)	(22,031)	(26,079)	4,048	15.5
Tax impact of bad debt reserves adjustments (7)	1,115	4,844	(3,729)	(77.0)
Tax impact of loss on extinguishment of debt (7)	—	(29,143)	29,143	NM
Tax impact of other non-routine gains and losses (7)	(79,466)	—	(79,466)	NM
Impact of adjustments to uncertain tax positions	—	12,000	(12,000)	NM
Net earnings adjusted for Certain Items (Non-GAAP)	$1,361,042	$1,084,735	$276,307	25.5%

Diluted earnings per share (GAAP)	$2.03	$1.65	$0.38	23.0%
Impact of inventory valuation adjustment (2)	(0.01)	0.06	(0.07)	NM
Impact of restructuring and transformational project costs (3)	0.08	0.14	(0.06)	(42.9)
Impact of acquisition-related costs (4)	0.17	0.20	(0.03)	(15.0)
Impact of bad debt reserve adjustments (5)	(0.01)	(0.04)	0.03	75.0
Impact of loss on extinguishment of debt	—	0.22	(0.22)	NM
Impact of other non-routine gains and losses (6)	0.62	—	0.62	NM
Tax impact of inventory valuation adjustment (7)	—	(0.01)	0.01	NM
Tax impact of restructuring and transformational project costs (7)	(0.02)	(0.03)	0.01	33.3
Tax impact of acquisition-related costs (7)	(0.04)	(0.05)	0.01	20.0
Tax impact of bad debt reserves adjustments (7)	—	0.01	(0.01)	NM
Tax impact of loss on extinguishment of debt (7)	—	(0.06)	0.06	NM
Tax impact of other non-routine gains and losses (7)	(0.16)	—	(0.16)	NM
Impact of adjustments to uncertain tax positions	—	0.02	(0.02)	NM
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (8)	$2.67	$2.11	$0.56	26.5%

Diluted shares outstanding	510,123,782	514,198,780

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2023 represents an adjustment to a product return allowance, related to COVID-related personal protection equipment inventory. Fiscal 2022 represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(3)	Fiscal 2023 includes $12 million related to restructuring, severance, and facility closure charges and $26 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy. Fiscal 2022 includes $39 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy and $31 million related to various restructuring, severance, and facility closure charges.
(4)	Fiscal 2023 includes $78 million of intangible amortization expense and $9 million in acquisition and due diligence costs. Fiscal 2022 includes $75 million of intangible amortization expense and $28 million in acquisition and due diligence costs.
(5)	Fiscal 2023 and fiscal 2022 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(6)	Fiscal 2023 primarily represents a pension settlement charge of $315 million that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer.
(7)	The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(8)
Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Thousands)
	13-Week Period Ended Apr. 1, 2023	13-Week Period Ended Apr. 2, 2022	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$13,257,519	$12,006,163	$1,251,356	10.4%
Gross profit (GAAP)	2,545,859	2,270,045	275,814	12.2%
Gross margin (GAAP)	19.20%	18.91%		29 bps

Operating expenses (GAAP)	$1,690,093	$1,523,578	$166,515	10.9%
Impact of restructuring and transformational project costs	(159)	2,543	(2,702)	NM
Impact of acquisition-related costs (1)	(11,463)	(10,505)	(958)	(9.1)
Impact of bad debt reserve adjustments (2)	(81)	5,060	(5,141)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$1,678,390	$1,520,676	$157,714	10.4%

Operating income (GAAP)	$855,766	$746,467	$109,299	14.6%
Impact of restructuring and transformational project costs	159	(2,543)	2,702	NM
Impact of acquisition-related costs (1)	11,463	10,505	958	9.1
Impact of bad debt reserve adjustments (2)	81	(5,060)	5,141	NM
Operating income adjusted for Certain Items (Non-GAAP)	$867,469	$749,369	$118,100	15.8%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$3,344,121	$2,834,089	$510,032	18.0%
Impact of currency fluctuations (3)	206,661	—	206,661	7.3
Comparable sales using a constant currency basis (Non-GAAP)	$3,550,782	$2,834,089	$716,693	25.3%

Gross profit (GAAP)	$642,778	$570,241	$72,537	12.7%
Impact of currency fluctuations (3)	40,245	—	40,245	7.1
Comparable gross profit using a constant currency basis (Non-GAAP)	$683,023	$570,241	$112,782	19.8%

Gross margin (GAAP)	19.22%	20.12%		-90 bps
Impact of currency fluctuations (3)	0.02	—		2 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	19.24%	20.12%		-88 bps

Operating expenses (GAAP)	$594,426	$562,481	$31,945	5.7%
Impact of restructuring and transformational project costs (4)	(2,103)	(9,379)	7,276	77.6
Impact of acquisition-related costs (5)	(16,585)	(18,142)	1,557	8.6
Impact of bad debt reserve adjustments (2)	(10)	657	(667)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	575,728	535,617	40,111	7.5
Impact of currency fluctuations (3)	37,070	—	37,070	6.9
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$612,798	$535,617	$77,181	14.4%

Operating income (GAAP)	$48,352	$7,760	$40,592	NM
Impact of restructuring and transformational project costs (4)	2,103	9,379	(7,276)	(77.6)
Impact of acquisition-related costs (5)	16,585	18,142	(1,557)	(8.6)
Impact of bad debt reserve adjustments (2)	10	(657)	667	NM
Operating income adjusted for Certain Items (Non-GAAP)	67,050	34,624	32,426	93.7
Impact of currency fluctuations (3)	3,175	—	3,175	NM
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$70,225	$34,624	$35,601	NM

SYGMA
Sales (GAAP)	$1,972,058	$1,794,837	$177,221	9.9%
Gross profit (GAAP)	166,104	147,245	18,859	12.8%
Gross margin (GAAP)	8.42%	8.20%		22 bps

Operating expenses (GAAP)	$140,665	$142,883	$(2,218)	(1.6)%
Operating income (GAAP)	25,439	4,362	21,077	NM

OTHER
Sales (GAAP)	$301,978	$267,050	$34,928	13.1%
Gross profit (GAAP)	79,451	55,397	24,054	43.4%
Gross margin (GAAP)	26.31%	20.74%		557 bps

Operating expenses (GAAP)	$67,615	$59,369	$8,246	13.9%
Operating income (loss) (GAAP)	11,836	(3,972)	15,808	NM

GLOBAL SUPPORT CENTER
Gross loss (GAAP)	$(2,832)	$(29,534)	$26,702	90.4%
Impact of inventory valuation adjustment (6)	—	29,550	(29,550)	NM
Comparable gross (loss) profit adjusted for Certain Items (Non-GAAP)	$(2,832)	$16	$(2,848)	NM

Operating expenses (GAAP)	$244,384	$229,354	$15,030	6.6%
Impact of restructuring and transformational project costs (7)	(9,992)	(12,335)	2,343	19.0
Impact of acquisition-related costs (8)	(956)	(8,052)	7,096	88.1
Operating expenses adjusted for Certain Items (Non-GAAP)	$233,436	$208,967	$24,469	11.7%

Operating loss (GAAP)	$(247,216)	$(258,888)	$11,672	4.5%
Impact of inventory valuation adjustment (6)	—	29,550	(29,550)	NM
Impact of restructuring and transformational project costs (7)	9,992	12,335	(2,343)	(19.0)
Impact of acquisition-related costs (8)	956	8,052	(7,096)	(88.1)
Operating loss adjusted for Certain Items (Non-GAAP)	$(236,268)	$(208,951)	$(27,317)	(13.1)%

TOTAL SYSCO
Sales (GAAP)	$18,875,676	$16,902,139	$1,973,537	11.7%
Gross profit (GAAP)	3,431,360	3,013,394	417,966	13.9%
Gross margin (GAAP)	18.18%	17.83%		35 bps

Operating expenses (GAAP)	$2,737,183	$2,517,665	$219,518	8.7%
Impact of restructuring and transformational project costs (4) (7)	(12,254)	(19,171)	6,917	36.1
Impact of acquisition-related costs (1) (5) (8)	(29,004)	(36,699)	7,695	21.0
Impact of bad debt reserve adjustments (2)	(91)	5,717	(5,808)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$2,695,834	$2,467,512	$228,322	9.3%

Operating income (GAAP)	$694,177	$495,729	$198,448	40.0%
Impact of inventory valuation adjustment (6)	—	29,550	(29,550)	NM
Impact of restructuring and transformational project costs (4) (7)	12,254	19,171	(6,917)	(36.1)
Impact of acquisition-related costs (1) (5) (8)	29,004	36,699	(7,695)	(21.0)
Impact of bad debt reserve adjustments (2)	91	(5,717)	5,808	NM

Operating income adjusted for Certain Items (Non-GAAP)	$735,526	$575,432	$160,094	27.8%

(1)	Fiscal 2023 and fiscal 2022 include intangible amortization expense and acquisition costs.
(2)	Fiscal 2023 and fiscal 2022 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and facility closure costs primarily in Europe.
(5)	Represents intangible amortization expense.
(6)	Fiscal 2022 represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(7)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(8)	Represents due diligence costs.
NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Thousands)
	39-Week Period Ended Apr. 1, 2023	39-Week Period Ended Apr. 2, 2022	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$39,937,055	$35,107,281	$4,829,774	13.8%
Gross profit (GAAP)	7,651,291	6,594,477	1,056,814	16.0%
Gross margin (GAAP)	19.16%	18.78%		38 bps

Operating expenses (GAAP)	$5,110,736	$4,373,665	$737,071	16.9%
Impact of restructuring and transformational project costs	(203)	(383)	180	47.0
Impact of acquisition-related costs (1)	(35,563)	(25,382)	(10,181)	(40.1)
Impact of bad debt reserve adjustments (2)	4,170	16,729	(12,559)	(75.1)
Operating expenses adjusted for Certain Items (Non-GAAP)	$5,079,140	$4,364,629	$714,511	16.4%

Operating income (GAAP)	$2,540,555	$2,220,812	$319,743	14.4%
Impact of restructuring and transformational project costs	203	383	(180)	(47.0)
Impact of acquisition-related costs (1)	35,563	25,382	10,181	40.1
Impact of bad debt reserve adjustments (2)	(4,170)	(16,729)	12,559	75.1
Operating income adjusted for Certain Items (Non-GAAP)	$2,572,151	$2,229,848	$342,303	15.4%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$9,910,267	$8,535,608	$1,374,659	16.1%
Impact of currency fluctuations (3)	848,166	—	848,166	9.9
Comparable sales using a constant currency basis (Non-GAAP)	$10,758,433	$8,535,608	$2,222,825	26.0%

Gross profit (GAAP)	$1,916,503	$1,725,306	$191,197	11.1%
Impact of currency fluctuations (3)	177,854	—	177,854	10.3
Comparable gross profit using a constant currency basis (Non-GAAP)	$2,094,357	$1,725,306	$369,051	21.4%

Gross margin (GAAP)	19.34%	20.21%		-87 bps
Impact of currency fluctuations (3)	0.13	—		13 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	19.47%	20.21%		-74 bps

Operating expenses (GAAP)	$1,723,558	$1,670,125	$53,433	3.2%
Impact of restructuring and transformational project costs (4)	(11,597)	(30,426)	18,829	61.9
Impact of acquisition-related costs (5)	(48,534)	(55,273)	6,739	12.2
Impact of bad debt reserve adjustments (2)	255	2,488	(2,233)	(89.8)
Operating expenses adjusted for Certain Items (Non-GAAP)	1,663,682	1,586,914	76,768	4.8
Impact of currency fluctuations (3)	163,005	—	163,005	10.3
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,826,687	$1,586,914	$239,773	15.1%

Operating income (GAAP)	$192,945	$55,181	$137,764	NM
Impact of restructuring and transformational project costs (4)	11,597	30,426	(18,829)	(61.9)
Impact of acquisition-related costs (5)	48,534	55,273	(6,739)	(12.2)
Impact of bad debt reserve adjustments (2)	(255)	(2,488)	2,233	89.8
Operating income adjusted for Certain Items (Non-GAAP)	252,821	138,392	114,429	82.7
Impact of currency fluctuations (3)	14,849	—	14,849	10.7
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$267,670	$138,392	$129,278	93.4%

SYGMA
Sales (GAAP)	$5,839,051	$5,270,193	$568,858	10.8%
Gross profit (GAAP)	470,458	422,354	48,104	11.4%
Gross margin (GAAP)	8.06%	8.01%		5 bps

Operating expenses (GAAP)	$432,743	$427,168	$5,575	1.3%
Operating income (loss) (GAAP)	37,715	(4,814)	42,529	NM

OTHER
Sales (GAAP)	$910,086	$765,806	$144,280	18.8%
Gross profit (GAAP)	237,600	169,227	68,373	40.4%
Gross margin (GAAP)	26.11%	22.10%		401 bps

Operating expenses (GAAP)	$204,345	$166,560	$37,785	22.7%
Impact of bad debt reserve adjustments (2)	—	(1)	1	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$204,345	$166,559	$37,786	22.7%

Operating income (GAAP)	$33,255	$2,667	$30,588	NM
Impact of bad debt reserve adjustments (2)	—	1	(1)	NM
Operating income adjusted for Certain Items (Non-GAAP)	$33,255	$2,668	$30,587	NM

GLOBAL SUPPORT CENTER
Gross loss (GAAP)	$(6,021)	$(35,112)	$29,091	82.9%
Impact of inventory valuation adjustment (6)	(2,571)	29,550	(32,121)	NM
Comparable gross loss adjusted for Certain Items (Non-GAAP)	$(8,592)	$(5,562)	$(3,030)	(54.5)%

Operating expenses (GAAP)	$729,297	$666,414	$62,883	9.4%
Impact of restructuring and transformational project costs (7)	(26,488)	(39,249)	12,761	32.5
Impact of acquisition-related costs (8)	(3,322)	(22,794)	19,472	85.4
Operating expenses adjusted for Certain Items (Non-GAAP)	$699,487	$604,371	$95,116	15.7%

Operating loss (GAAP)	$(735,318)	$(701,526)	$(33,792)	(4.8)%
Impact of inventory valuation adjustment (6)	(2,571)	29,550	(32,121)	NM
Impact of restructuring and transformational project costs (7)	26,488	39,249	(12,761)	(32.5)
Impact of acquisition-related costs (8)	3,322	22,794	(19,472)	(85.4)
Operating loss adjusted for Certain Items (Non-GAAP)	$(708,079)	$(609,933)	$(98,146)	(16.1)%

TOTAL SYSCO
Sales (GAAP)	$56,596,459	$49,678,888	$6,917,571	13.9%
Gross profit (GAAP)	10,269,831	8,876,252	1,393,579	15.7%
Gross margin (GAAP)	18.15%	17.87%		28 bps

Operating expenses (GAAP)	$8,200,679	$7,303,932	$896,747	12.3%
Impact of restructuring and transformational project costs (4) (7)	(38,288)	(70,058)	31,770	45.3
Impact of acquisition-related costs (1) (5) (8)	(87,419)	(103,449)	16,030	15.5
Impact of bad debt reserve adjustments (2)	4,425	19,216	(14,791)	(77.0)
Operating expenses adjusted for Certain Items (Non-GAAP)	$8,079,397	$7,149,641	$929,756	13.0%

Operating income (GAAP)	$2,069,152	$1,572,320	$496,832	31.6%
Impact of inventory valuation adjustment (6)	(2,571)	29,550	(32,121)	NM
Impact of restructuring and transformational project costs (4) (7)	38,288	70,058	(31,770)	(45.3)
Impact of acquisition-related costs (1) (5) (8)	87,419	103,449	(16,030)	(15.5)

Impact of bad debt reserve adjustments (2)	(4,425)	(19,216)	14,791	77.0
Operating income adjusted for Certain Items (Non-GAAP)	$2,187,863	$1,756,161	$431,702	24.6%

(1)	Fiscal 2023 and fiscal 2022 include intangible amortization expense and acquisition costs.
(2)	Fiscal 2023 and fiscal 2022 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring, severance and facility closure costs primarily in Europe.
(5)	Represents intangible amortization expense.
(6)	Fiscal 2023 represents an adjustment to a product return allowance, related to COVID-related personal protection equipment inventory. Fiscal 2022 represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(7)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(8)	Represents due diligence costs.
NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Free Cash Flow
(In Thousands)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	39-Week Period Ended Apr. 1, 2023	39-Week Period Ended Apr. 2, 2022	39-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$1,425,782	$745,871	$679,911
Additions to plant and equipment	(474,456)	(327,535)	(146,921)
Proceeds from sales of plant and equipment	28,313	15,946	12,367
Free Cash Flow (Non-GAAP)	$979,639	$434,282	$545,357

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Dollars in Thousands)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding certain items related to interest expense, income taxes, depreciation and amortization. Sysco's management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

	13-Week Period Ended Apr. 1, 2023	13-Week Period Ended Apr. 2, 2022	Change in Dollars	% Change
Net earnings (GAAP)	$429,604	$303,325	$126,279	41.6%
Interest (GAAP)	134,931	124,018	10,913	8.8
Income taxes (GAAP)	124,433	82,163	42,270	51.4
Depreciation and amortization (GAAP)	195,996	193,843	2,153	1.1
EBITDA (Non-GAAP)	$884,964	$703,349	$181,615	25.8%
Certain Item adjustments:
Impact of inventory valuation adjustment (1)	—	29,550	(29,550)	NM
Impact of restructuring and transformational project costs (2)	11,890	18,746	(6,856)	(36.6)
Impact of acquisition-related costs (3)	2,349	9,861	(7,512)	(76.2)
Impact of bad debt reserve adjustments (4)	90	(5,717)	5,807	101.6
Impact of other non-routine gains and losses	448	—	448	NM
EBITDA adjusted for Certain Items (Non-GAAP) (5)	$899,741	$755,789	$143,952	19.0%

(1)	Fiscal 2022 represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)
Fiscal 2023 and fiscal 2022 include charges related to restructuring, severance, and facility closures, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.

(3)	Fiscal 2023 and fiscal 2022 include acquisition and due diligence costs.
(4)	Fiscal 2023 and fiscal 2022 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $7 million and $2 million or non-cash stock compensation expense of $21 million and $30 million in fiscal 2023 and fiscal 2022, respectively.
NM represents that the percentage change is not meaningful.

	39-Week Period Ended Apr. 1, 2023	39-Week Period Ended Apr. 2, 2022	Change in Dollars	% Change
Net earnings (GAAP)	$1,036,388	$848,779	$187,609	22.1%
Interest (GAAP)	391,123	495,131	(104,008)	(21.0)
Income taxes (GAAP)	291,027	256,115	34,912	13.6
Depreciation and amortization (GAAP)	574,945	571,606	3,339	0.6
EBITDA (Non-GAAP)	$2,293,483	$2,171,631	$121,852	5.6%
Certain Item adjustments:
Impact of inventory valuation adjustment (1)	(2,571)	29,550	(32,121)	(108.7)%
Impact of restructuring and transformational project costs (2)	37,192	69,093	(31,901)	(46.2)
Impact of acquisition-related costs (3)	8,944	28,260	(19,316)	(68.4)
Impact of bad debt reserve adjustments (4)	(4,425)	(19,216)	14,791	77.0
Impact of other non-routine gains and losses (5)	315,326	—	315,326	NM
EBITDA adjusted for Certain Items (Non-GAAP) (6)	$2,647,949	$2,279,318	$368,631	16.2%

(1)	Fiscal 2023 represents an adjustment to a product return allowance, related to COVID-related personal protection equipment inventory. Fiscal 2022 represents a write-down of COVID-related personal protection equipment inventory due to the reduction in the net realizable value of inventory.
(2)
Fiscal 2023 and fiscal 2022 include charges related to restructuring, severance, and facility closures, as well as various transformation initiative costs, primarily consisting of changes to our business technology strategy, excluding charges related to accelerated depreciation.

(3)	Fiscal 2023 and fiscal 2022 include acquisition and due diligence costs.
(4)	Fiscal 2023 and fiscal 2022 represent the reduction of bad debt charges previously taken on pre-pandemic trade receivable balances in fiscal 2020.
(5)
Fiscal 2023 primarily represents a pension settlement charge of $315 million that resulted from the purchase of a nonparticipating single premium group annuity contract that transferred defined benefit plan obligations to an insurer.

(6)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $15 million and $5 million or non-cash stock compensation expense of $73 million and $91 million for fiscal 2023 and fiscal 2022, respectively.
NM represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Net Debt to Adjusted EBITDA
(In Thousands)

Net Debt to Adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. Our Net Debt to Adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of Adjusted EBITDA. In the table that follows, we have provided the calculation of our debt and net debt as a ratio of Adjusted EBITDA.

Apr. 1, 2023
Current Maturities of long-term debt	$723,473
Long-term debt	10,258,345
Total Debt	10,981,818
Cash & Cash Equivalents	(757,867)
Net Debt	$10,223,951

Adjusted EBITDA for the previous 12 months	$3,695,982

Debt/Adjusted EBITDA Ratio	3.0
Net Debt/Adjusted EBITDA Ratio	2.8